EXHIBIT 5.1

MANULIFE FINANCIAL CORPORATION
200 Bloor Street East, NT-10
Toronto, Ontario M4W 1E5

April 28, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

     I am Vice President and Deputy General Counsel of Manulife Financial Corporation, a corporation organized under the laws of Canada (the “Company”). A Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), is being filed concurrently herewith by the Company with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration of 22,752,839 shares of authorized and unissued or issued Common Shares (the “Shares”) to be distributed from time to time to certain employees of the Company under the John Hancock Financial Services, Inc. 1999 Long-Term Stock Incentive Plan, as amended and the John Hancock Financial Services, Inc. Non-Employee Directors’ Long-Term Stock Incentive Plan (collectively, the “Plans”).

     In that connection, I or members of my staff have examined or relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

     Based upon the foregoing, I am of the opinion that the issuance by the Company of the Shares has been duly authorized, and when the Shares are duly issued in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

     In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the laws of the Province of Ontario and the laws of Canada applicable therein.

     I hereby consent to the filing of this opinion (and this consent) as an exhibit to the Registration Statement, without admitting that I am an “expert” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Richard A. Lococo

Richard A. Lococo
Vice President and Deputy General Counsel